UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2024

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(Address of principal executive offices and zip code)

(918) 236-6461

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information contained below in Item 8.01 is hereby incorporated by reference into this Item 3.02. The offer and sale of the Underwriter’s Warrants and Underwriters’s Warrant Shares (each as defined below) has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 8.01	Other Events.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 19, 2024, ClearSign Technologies Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Public Ventures, LLC, as underwriter (the “Underwriter”), relating to the Company’s public offering (the “Offering”) of 4,620,760 shares (the “Shares”) of its common stock, par value $0.0001 per share (“Common Stock”), and accompanying redeemable warrants to purchase up to 4,620,760 shares of Common Stock (the “Common Warrants”). The Common Warrants were offered and sold at a ratio of one Common Warrant for every one share of Common Stock purchased in the Offering. Pursuant to the Underwriting Agreement, the Company also granted the Underwriter a 45-day option (the “Over-Allotment Option”) to purchase an additional (i) 693,114 shares of Common Stock only or (ii) 693,114 shares of Common Stock and 693,114 accompanying Common Warrants (the “Over-Allotment Securities”). The Offering closed on April 23, 2024.

On May 10, 2024, the Underwriter notified the Company of its intention to exercise its Over-Allotment Option in full to purchase 693,114 shares of Common Stock and accompanying Common Warrants to purchase up to 693,114 shares of Common Stock at a price of $0.92 per set of one share of Common Stock and accompanying Common Warrant to purchase one share of Common Stock, yielding an effective price of $0.91 per share of Common Stock and $0.01 per accompanying Common Warrant, for aggregate gross proceeds of approximately $637,665, before deducting underwriting discounts, commissions, and other offering expenses payable by the Company (and not including the exercise of the Common Warrants issued pursuant to the Over-Allotment Option).

In connection with the exercise of the Over-Allotment Option, and in accordance with the Underwriting Agreement, the Company agreed to issue to the Underwriter, or its designees, upon the closing of the exercise of the Over-Allotment Option, warrants (the “Underwriter’s Warrants”) to purchase Common Stock equal to eight percent (8%) of the number of shares of Common Stock sold pursuant to the Over-Allotment Option, or 55,449 shares of Common Stock (the “Underwriter’s Warrant Shares”).

The offer and sale of the Over-Allotment Securities is expected to close on or about May 15, 2024, subject to the satisfaction of customary closing conditions.

The information in this Item 8.01 of this Current Report on Form 8-K (this “Form 8-K”) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the anticipated closing of the offer and sale of the Over-Allotment Securities and the amount of proceeds expected from the offer and sale of the Over-Allotment Securities. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its annual filing on Form 10-K filed with the SEC on April 1, 2024; the preliminary prospectus supplements filed with the SEC on March 18, 2024 and April 19, 2024, and the final prospectus supplement filed with the SEC on April 23, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2024

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Name:	Colin James Deller
Title:	Chief Executive Officer